UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2017 (October 6, 2017)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11 West 42nd Street

New York, New York 10036

(Address of registrant's principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[ ] Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 8 – Other Events

Item 8.01 Other Events

On October 6, 2017, CIT Group Inc., a Delaware corporation (the “Company” or “CIT”) issued a press release announcing that CIT Bank, N.A. has agreed to sell Financial Freedom, its reverse mortgage servicing business, which is reported in discontinued operations, and a portfolio of approximately $900 million of reverse mortgage whole loans, including other real estate owned, as of June 30, 2017, which is reported in continuing operations, to an undisclosed buyer (the “Transaction”). The terms of the Transaction have not been disclosed. The Transaction is expected to close in the second quarter of 2018 and is subject to customary closing conditions, including the approval of certain government agencies and the consent of private investors related to the reverse mortgage servicing business. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In connection with the Transaction, CIT anticipates it will recognize a pre-tax charge of approximately $40 to $50 million in the third quarter of 2017. At closing, CIT anticipates it will recognize a pre-tax net gain currently estimated to be approximately $25 to $35 million. These amounts are prior to any incremental indemnification liabilities the Company may record. The agreement between the Company and the buyer contains representations and warranties and certain indemnifications to allocate risks between the parties, subject to certain caps and limitations.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by CIT Group Inc. on October 6, 2017 announcing an agreement to sell Financial Freedom, its reverse mortgage servicing business, and a portfolio of reverse mortgage whole loans.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this Form 8-K, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) the Company does not receive regulatory or other consents or approvals on a timely basis or approvals are subject to conditions that are not anticipated, (ii) modifications to the

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terms of the transaction may be required in order to obtain or satisfy such approvals or conditions, (iii) the transaction does not close or there are changes in the anticipated timing for closing the transaction, (iv) there are difficulties, delays or unexpected costs in separating the reverse mortgage business from the consumer banking business of the Company, (v) business disruption during the pendency of or following the transaction, including diversion of management time, (vi) CIT is unsuccessful in implementing its strategy and business plan, (vii) CIT is unable to react to and address key business and regulatory issues, (viii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, or (ix) CIT becomes subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this Form 8-K. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ John Fawcett

John Fawcett
Executive Vice President & Chief Financial Officer

Dated: October 6, 2017

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